Exhibit 99.3

News

Media Contact:

Bryce McDevitt

+1 703.851.4425

Bryce.McDevitt@Parsons.com

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Dave Spille

+1 703.775.6191

Dave.Spille@parsons.com

Parsons Announces Pricing Of $700.0 Million Of Convertible Senior Notes Due 2029; Enters into Concurrent Capped Call Transactions to Offset Potential Dilution

CHANTILLY, VA, February 22, 2024 — Parsons Corporation (NYSE: PSN) announced today the pricing of its private offering of $700.0 million aggregate principal amount of its 2.625% convertible senior notes due 2029 (the “notes”). In connection with the offering, Parsons entered into privately negotiated capped call transactions to offset potential dilution. Parsons also granted the initial purchasers in the offering an option to purchase, for settlement within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $100.0 million aggregate principal amount of notes. The sale of the notes to the initial purchasers is expected to settle on or about February 26, 2024, subject to customary closing conditions, and is expected to result in approximately $683.7 million in net proceeds to Parsons, after deducting the initial purchasers’ discount and estimated offering expenses payable by Parsons (assuming no exercise of the initial purchasers’ option to purchase additional notes) but before deducting the cost of the capped call transactions referred to below.

The notes will be senior unsecured obligations of Parsons. The notes will bear interest at a rate of 2.625% per annum, payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2024. The notes will mature on March 1, 2029, unless earlier repurchased, redeemed or converted.

The initial conversion rate for the notes is 10.6256 shares of Parsons’ common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $94.11 per share, which represents a premium of approximately 25.0% over the last reported sale price of Parsons’ common stock on February 21, 2024). Prior to October 1, 2028, the notes will be convertible at the option of the holders only upon the occurrence of specified events, and thereafter until the close of business on the second scheduled trading day immediately preceding the maturity date, the notes will be convertible at any time. Upon conversion, the notes will settle for cash and, if applicable, shares of Parsons’ common stock. Parsons may redeem for cash all or any portion of the notes, at its option, on or after March 8, 2027 and before the 51st scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Parsons’ common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Parsons intends to use (i) approximately $77.4 million of the net proceeds from the sale of the notes to fund the cost of entering into the capped call transactions described below and (ii) a portion of the net proceeds from the sale of the notes to repurchase a portion of its outstanding 0.25% Convertible Senior Notes due 2025 (the “Existing Convertible Notes) as follows: (A) approximately $391.8 million of the net proceeds to repurchase approximately $228.1 million Existing Convertible Notes concurrently with the notes offering in privately negotiated transactions effected with or through one of the initial purchasers or its affiliate and (B) approximately $56.5 million Existing Convertible Notes for an aggregate purchase price to be based in part on the daily volume-weighted average price per share of Parson’s common stock over a measurement period following the pricing of the notes. Parsons intends to use the remainder of the net proceeds from the offering for general corporate purposes, including but not limited to, potential acquisitions and working capital.

If the initial purchasers exercise their option to purchase additional notes, Parsons expects to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below. Any remaining proceeds will be used for general corporate purposes, including but not limited to, potential acquisitions and working capital.

Parsons expects that some or all of the holders of the Existing Convertible Notes that are repurchased in the concurrent repurchases described above may have entered into or unwound various derivatives with respect to Parsons’ common stock or purchased shares of Parsons’ common stock in open market transactions to unwind hedge positions they may have with respect to their investment in the Existing Convertible Notes concurrently with the pricing of the notes or during the relevant measurement period related to the purchase of such Existing Convertible Notes. These transactions may have placed upward pressure on the trading price of Parsons’ common stock, causing the common stock to trade at higher prices than would be the case in the absence of these transactions, which could have increased the initial conversion price of the notes.

In connection with issuing the Existing Convertible Notes, Parsons entered into convertible note hedge transactions (the “existing convertible note hedge transactions”) and warrant transactions (the “existing warrant transactions,” and, together with the existing convertible note hedge transactions, the “existing call spread transactions”) with certain financial institutions (the “existing option counterparties”). In connection with the repurchases of its Existing Convertible Notes described above, Parsons entered into agreements with the existing option counterparties to terminate a portion of the existing convertible note hedge transactions in a notional amount corresponding to the principal amount of Existing Convertible Notes repurchased. In addition, Parsons entered into agreements with the existing option counterparties to terminate a portion of the existing warrant transactions with respect to a number of shares equal to the notional shares underlying such Existing Convertible Notes repurchased.

In connection with such terminations and the related unwinding of the existing hedge position of the existing option counterparties with respect to such transactions, Parsons expects such existing option counterparties and/or their respective affiliates may purchase or sell shares of Parsons’ common stock in the open market and/or enter into or unwind various derivative transactions with respect to Parsons’ common stock concurrently with or shortly after the pricing of the notes. This activity could affect the market price of Parsons’ common stock and could have affected the initial conversion price of the notes. The repurchases of the Existing Convertible Notes and the unwind of the existing call spread transactions described above, and the potential related market activities by holders of the Existing Convertible Notes participating in the repurchases of the Existing Convertible Notes and the existing option counterparties, as applicable, could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of Parsons’ common stock, which may affect the trading price of the notes at that time and may have affected the initial conversion price of the notes.

In connection with the pricing of the notes, Parsons entered into privately negotiated capped call transactions with certain of the initial purchasers, their respective affiliates and other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Parsons’ common stock underlying the notes. If the initial purchasers exercise their option to purchase additional notes, Parsons expects to enter into additional capped call transactions with the option counterparties.

The cap price of the capped call transactions will initially be $131.7575 per share, which represents a premium of 75% over the last reported sale price of Parsons’ common stock on the New York Stock Exchange on February 21, 2024 and is subject to customary adjustments.

The capped call transactions are expected generally to reduce the potential dilution to Parsons’ common stock upon any conversion of the notes and/or at its election (subject to certain conditions) offset any potential cash payments Parsons is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. If, however, the market price per share of Parsons’ common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price per share exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to Parsons’ common stock and/or purchase shares of Parsons’ common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price per share of Parsons’ common stock or the notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Parsons’ common stock and/or purchasing or selling Parsons’ common stock or other securities of Parsons in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and (x) are likely to do so during any observation period related to a conversion of notes and (y) are likely to do so following any repurchase of notes by Parsons if Parsons elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase). This activity could also cause or avoid an increase or a decrease in the market price per share of Parsons’ common stock or the notes, which could affect the ability to convert the notes, and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, it could affect the number of shares of Parsons’ common stock and/or value of the consideration that noteholders will receive upon conversion of the notes.

The offering is being made to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Neither the notes nor any shares of Parsons’ common stock issuable upon conversion of the notes have been or are expected to be registered under the Securities Act, or under any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Parsons:

Parsons (NYSE: PSN) is a leading disruptive technology provider in the national security and global infrastructure markets, with capabilities across cyber and intelligence, space and missile defense, transportation, environmental remediation, urban development, and critical infrastructure protection.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: any issue that compromises our relationships with the U.S. federal government or its agencies or other state, local or foreign governments or agencies; any issues that damage our professional reputation;

changes in governmental priorities that shift expenditures away from agencies or programs that we support; our dependence on long-term government contracts, which are subject to the government’s budgetary approval process; the size of our addressable markets and the amount of government spending on private contractors; failure by us or our employees to obtain and maintain necessary security clearances or certifications; failure to comply with numerous laws and regulations; changes in government procurement, contract or other practices or the adoption by governments of new laws, rules, regulations and programs in a manner adverse to us; the termination or nonrenewal of our government contracts, particularly our contracts with the U.S. federal government; our ability to compete effectively in the competitive bidding process and delays, contract terminations or cancellations caused by competitors’ protests of major contract awards received by us; our ability to generate revenue under certain of our contracts; any inability to attract, train or retain employees with the requisite skills, experience and security clearances; the loss of members of senior management or failure to develop new leaders; misconduct or other improper activities from our employees or subcontractors; our ability to realize the full value of our backlog and the timing of our receipt of revenue under contracts included in backlog; changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time and resources for our contracts; changes in estimates used in recognizing revenue; internal system or service failures and security breaches; and inherent uncertainties and potential adverse developments in legal proceedings, including litigation, audits, reviews and investigations, which may result in materially adverse judgments, settlements or other unfavorable outcomes. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our Annual Report with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2023 on Form 10-K, filed on February 14, 2024 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.